EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com
Helix Energy Solutions Group, Inc.  ·  3505 W. Sam Houston Parkway E., Suite 400  ·  Houston, TX 77043  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release			13-012

Date: July 22, 2013	Contact:	Terrence Jamerson
Director, Finance & Investor Relations

Helix Reports Second Quarter 2013 Results

HOUSTON, TX – Helix Energy Solutions Group, Inc. (NYSE: HLX) reported net income of $27.2 million, or $0.26 per diluted share, for the second quarter of 2013 compared to net income of $44.6 million, or $0.42 per diluted share, for the same period in 2012, and $1.6 million, or $0.02 per diluted share, in the first quarter of 2013. The net income for the six months ended June 30, 2013 was $28.8 million, or $0.27 per diluted share, compared with net income of $110.4 million, or $1.05 per diluted share, for the six months ended June 30, 2012.

Owen Kratz, President and Chief Executive Officer of Helix, stated, “With the sale of the Caesar and Express now behind us along with the pending sale of the Ingleside Spoolbase, we have completed our transition to a company focused on well intervention and robotics, two businesses with exciting growth prospects. Financially, we are pleased to have closed the chapter on the high yield notes with its payoff yesterday and our new credit facility provides us with a lower cost of capital.”

* * * * *

Summary of Results

(in thousands, except per share amounts and percentages, unaudited)

		Quarter Ended			Six Months Ended
		6/30/2013	6/30/2012	3/31/2013	6/30/2013	6/30/2012
	Revenues	$232,178	$197,461	$197,429	$429,607	$427,303

	Gross Profit (Loss)
	Operating	$67,497	$49,970	$54,167	$120,064	$122,453
		29%	25%	27%	28%	29%
	Contracting Services and ARO Impairments (1)	-	(21,532)	(1,600)	-	(21,532)
	Total	$67,497	$28,438	$52,567	$120,064	$100,921

	Net Income (Loss) Applicable to Common Shareholders
	Income (Loss) from continuing operations (2)	$27,240	$2,425	$557	$27,797	$19,299
	Income (Loss) from discontinued operations	(29)	42,216	1,058	1,029	91,069
	Total	$27,211	$44,641	$1,615	$28,826	$110,368

	Diluted Earnings (Loss) Per Share
	Income (Loss) from continuing operations **	$0.26	$0.02	$0.01	$0.26	$0.18
	Income (Loss) from discontinued operations	$-	$0.40	$0.01	$0.01	$0.87
	Total	$0.26	$0.42	$0.02	$0.27	$1.05

	Adjusted EBITDA from continuing operations **	$74,533	$48,920	$42,031	$116,564	$123,018
	Adjusted EBITDAX from discontinued operations	-	102,606	31,754	31,754	237,149
	Adjusted EBITDAX (3)	$74,533	$151,526	$73,785	$148,318	$360,167

**	First quarter 2013 includes $14.1 million loss in connection with the settlement of our commodity hedge contracts
	associated with our former oil and gas business, which were not included in the sale of ERT.

Note: Footnotes appear at end of press release.

Segment Information, Operational and Financial Highlights
(in thousands, unaudited)

	Three Months Ended
	6/30/2013	6/30/2012	3/31/2013
Continuing Operations:
Revenues:
Contracting Services	$225,356	$209,557	$198,054
Production Facilities	24,174	19,963	20,393
Intercompany Eliminations	(17,352)	(32,059)	(21,018)
Total	$232,178	$197,461	$197,429

Income (Loss) from Operations:
Contracting Services	$48,685	$33,813	$39,304
Production Facilities	14,643	9,882	11,185
Loss on sale of asset	(1,085)	-	-
Contracting Services Impairments (1)	-	(14,590)	-
Corporate/Other	(14,207)	(22,334)	(33,531)
Intercompany Eliminations	(839)	98	(1,720)
Total	$47,197	$6,869	$15,238
Equity in Earnings of Equity Investments	$683	$5,748	$610

Discontinued Operations (Oil and Gas):
Revenues	$-	$149,933	$48,847
Income (Loss) from Operations	$(45)	$71,618	$4,360

Note: Footnotes appear at end of press release.

Contracting Services

o
Well Intervention revenues decreased 7% in the second quarter of 2013 compared to the first quarter of 2013, primarily representing a slight decrease in vessel utilization. On a combined basis, vessel utilization decreased to 93% in the second quarter of 2013 from 100% in the first quarter of 2013. The three vessels in the North Sea (including the newly introduced Skandi Constructor) achieved 95% utilization in the second quarter compared to 100% for the two vessels, the Seawell and the Well Enhancer, in the first quarter of 2013. The decrease in this combined utilization rate reflects some downtime for maintenance on the Seawell and the Skandi Constructor being quayside while undergoing some modifications to ready her for deployment as a well intervention vessel. The Q4000 achieved 86% utilization in the Gulf of Mexico in the second quarter of 2013, ending its consecutive streak of three quarters with full utilization; however the primary reason for the decrease in utilization was a required and scheduled inspection of the vessel by the U.S. Coast Guard.

o
Robotics revenues increased 38% in the second quarter of 2013 compared to the first quarter of 2013, primarily reflecting a significant increase in vessel utilization as the seasonal decline in work over the winter months gave way to more normal activity levels. Chartered vessel utilization in the second quarter of 2013 was 98% compared to 69% in the first quarter of 2013.

o
Subsea Construction revenues increased 37% in the second quarter of 2013 compared to the first quarter of 2013, representing increased work scopes on both of the final two projects performed by the Express. We have completed the previously announced sale of our pipelay vessels, with the sale of the Caesar occurring in June 2013 and the sale of the Express just recently occurring on July 17, 2013.

Other Expenses

o
Selling, general and administrative expenses were 8.3% of revenue in the second quarter of 2013, 11.8% of revenue in the first quarter of 2013, and 10.9% in the second quarter of 2012. The decreased percentage of selling, general and administrative expenses in the second quarter of 2013 compared to the first quarter of 2013 is primarily attributable to lower headcount as well as severance costs incurred in the first quarter of 2013.

o
Net interest expense and other decreased to $11.3 million in the second quarter of 2013 from $14.1 million in the first quarter of 2013. Net interest expense increased to $11.3 million in the second quarter of 2013 compared to $10.3 million in the first quarter of 2013. The amount increased despite a substantial reduction in our outstanding indebtedness, including the repayment of both the Term Loan and Revolver debt ($150.4 million) during the quarter, because we no longer allocate any interest to our discontinued former oil and gas business. In the first quarter of 2013, $2.7 million of net interest expense was allocated to our former oil and gas business prior to its sale in February 2013.

Financial Condition and Liquidity

o
Consolidated net debt at June 30, 2013 decreased to $35 million from $72 million at March 31, 2013. Our total liquidity at June 30, 2013 was approximately $1.1 billion, consisting of cash on hand of $514 million and revolver availability of $579 million. Net debt to book capitalization at June 30, 2013 was 2%. (Net debt to book capitalization is a non-GAAP measure. See reconciliation attached hereto.)

o
In June 2013, we entered into a new $900 million Credit Agreement to replace the then existing credit facility, which we fully repaid using cash on hand, including the proceeds from the sale of the Caesar. The new Credit Facility consists of a $300 Term Loan and $600 million Revolving Credit Facility. The Credit Facility will mature on July 19, 2018. We had no amounts outstanding under the facility at June 30, 2013. In July 2013, we borrowed the $300 million under the Term Loan component of the facility, at a rate of one-month LIBOR plus 2.75%, to fund the redemption of the remaining $275 million of our 9.5% Senior Unsecured Notes (as discussed in next paragraph).

o
On July 22, 2013, we redeemed the remaining Senior Unsecured Notes outstanding. In the transaction we paid $282 million, including the $275 million principal amount, $6.5 million in premium and $0.5 million of accrued interest. In the third quarter of 2013, we will record a loss on early extinguishment of debt of $8.6 million associated with the early redemption of this debt.

o
We incurred capital expenditures (including capitalized interest) totaling $59 million in the second quarter of 2013, compared to $80 million (including $17 million in oil and gas related capital expenditures) in the first quarter of 2013 and $76 million in the second quarter of 2012. The capital expenditures for the second quarter included $22 million related to the H534 conversion.

Footnotes to “Summary of Results”:

(1)	Second quarter 2012 asset impairment charge of $14.1 million related to the sale of the Intrepid; $6.9 million ARO increase related to or non-domestic oil and gas property located in the North Sea.

(2)	Second quarter 2012 asset impairment charge of $14.1 million related to the sale of the Intrepid; $6.9 million ARO increase related to or non-domestic oil and gas property located in the North Sea.

(3)	Non-GAAP measure. See reconciliation attached hereto.

Footnotes to “Segment Information, Operational and Financial Highlights”:

(1)	Second quarter 2012 asset impairment charge of $14.1 million related to the sale of the Intrepid.

* * * * *
Conference Call Information

Further details are provided in the presentation for Helix’s quarterly conference call to review its second quarter 2013 results (see the “Investor Relations” page of Helix’s website, www.HelixESG.com). The call, scheduled for 9:00 a.m. Central Daylight Time on Tuesday, July 23, 2013, will be audio webcast live from the “Investor Relations” page of Helix’s website. Investors and other interested parties wishing to listen to the conference via telephone may join the call by dialing 800-728-2056 for persons in the United States and +1-212-231-2900 for international participants. The passcode is "Tripodo". A replay of the conference will be available under "Investor Relations" by selecting the "Audio Archives" link from the same page beginning approximately two hours after the completion of the conference call.

Helix Energy Solutions Group, headquartered in Houston, Texas, is an international offshore energy company that provides key life of field services to the energy market. For more information about Helix, please visit our website at www.HelixESG.com.

Reconciliation of Non-GAAP Financial Measures

Management evaluates Company performance and financial condition using certain non-GAAP metrics, primarily Adjusted EBITDA from continuing operations and Adjusted EBITDAX, net debt and net debt to book capitalization. We calculate Adjusted EBITDA from continuing operations as earnings before net interest expense and other, taxes, depreciation and amortization. Adjusted EBITDAX is Adjusted EBITDA plus the earnings of our former oil and gas business before net interest expense and other, taxes, depreciation and amortization, and exploration expenses. Net debt is calculated as the sum of financial debt less cash and equivalents on hand. Net debt to book capitalization is calculated by dividing net debt by the sum of net debt, convertible preferred stock and shareholders’ equity. These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company’s operating performance without regard to items which can vary substantially from company to company, and help investors meaningfully compare our results from period to period. Adjusted EBITDA and Adjusted EBITDAX should not be considered in isolation or as a substitute for, but instead is supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions which are excluded.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy, any statements regarding future utilization, any projections of financial items; future operations expenditures; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

HELIX ENERGY SOLUTIONS GROUP, INC.

Comparative Condensed Consolidated Statements of Operations

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
(in thousands, except per share data)	2013	2012	2013	2012
	(unaudited)		(unaudited)

Revenues	$232,178	$197,461	$429,607	$427,303
Cost of sales	164,681	169,023	309,543	326,382
Gross profit	67,497	28,438	120,064	100,921
Loss on settlement commodity derivative contracts	-	-	(14,113)	-
Loss on sale of assets	(1,085)	-	(1,085)	-
Selling, general and administrative expenses	(19,215)	(21,569)	(42,431)	(43,984)
Income from operations	47,197	6,869	62,435	56,937
Equity in earnings of investments	683	5,748	1,293	6,155
Other income - oil and gas	1,282	-	4,100	-
Net interest expense and other	(12,556)	(13,356)	(29,445)	(44,890)
Income (loss) before income taxes	36,606	(739)	38,383	18,202
Income tax provision (benefit)	8,577	(3,953)	9,020	(2,675)
Income from continuing operations	28,029	3,214	29,363	20,877
Discontinued operations, net of tax	(29)	42,216	1,029	91,069
Net income, including noncontrolling interests	28,000	45,430	30,392	111,946
Less net income applicable to noncontrolling interests	(789)	(789)	(1,566)	(1,578)
Net income applicable to Helix	$27,211	$44,641	$28,826	$110,368

Weighted Avg. Common Shares Outstanding:
Basic	105,046	104,563	105,039	104,547
Diluted	105,133	105,042	105,141	105,012

Basic earnings per share of common stock:
Continuing operations	$0.26	$0.02	$0.26	$0.18
Discontinued operations	-	0.40	0.01	0.87
Net income per share of common stock	$0.26	$0.42	$0.27	$1.05

Diluted earnings per share of common stock:
Continuing operations	$0.26	$0.02	$0.26	$0.18
Discontinued operations	-	0.40	0.01	0.87
Net income per share of common stock	$0.26	$0.42	$0.27	$1.05

Comparative Condensed Consolidated Balance Sheets

ASSETS			LIABILITIES & SHAREHOLDERS' EQUITY
(in thousands)	Jun. 30, 2013	Dec. 31, 2012	(in thousands)	Jun. 30, 2013	Dec. 31, 2012
	(unaudited)			(unaudited)
Current Assets:			Current Liabilities:
Cash and equivalents (1)	$513,527	$437,100	Accounts payable	$91,836	$92,398
Accounts receivable	197,014	186,073	Accrued liabilities	100,091	161,514
Other current assets	63,579	96,934	Income tax payable	-	-
C-A of discontinued operations	-	84,000	Current mat of L-T debt (1)	5,247	16,607
			C-L of discontinued operations	-	182,527
Total Current Assets	774,120	804,107	Total Current Liabilities	197,174	453,046

Property & Equipment	1,426,367	1,485,875	Long-term debt (1)	543,341	1,002,621
Equity investments	162,839	167,599	Deferred income taxes	288,596	359,237
Goodwill	61,750	62,935	Other long-term liabilities	19,838	5,025
Other assets, net	49,673	49,837	N-C liabilities of discontinued operations	-	147,237
N-C assets of discontinued operations	-	816,227	Shareholders' equity (1)	1,425,800	1,419,414
Total Assets	$2,474,749	$3,386,580	Total Liabilities & Equity	$2,474,749	$3,386,580

(1)	Net debt to book capitalization - 2% at June 30, 2013. Calculated as total debt less cash and equivalents ($35,061)
divided by sum of total net debt, convertible preferred stock and shareholders' equity ($1,460,861).

Helix Energy Solutions Group, Inc.
Reconciliation of Non GAAP Measures
Three and Six Months Ended June 30, 2013

Earnings Release:

Reconciliation From Net Income from Continuing Operations to Adjusted EBITDAX:

				Six Months
	2Q13	2Q12	1Q13	2013	2012
	(in thousands)

Net income from continuing operations	$28,029	$3,214	$1,334	$29,363	$20,877
Adjustments:
Income tax provision (benefit)	8,577	(3,953)	443	9,020	(2,675)
Net interest expense and other	12,556	13,356	16,889	29,445	44,890
Depreciation and amortization	25,312	22,739	24,380	49,692	47,388
Asset impairment charges	-	14,590	-	-	14,590
EBITDA	74,474	49,946	43,046	117,520	125,070
Adjustments:
Noncontrolling interest	(1,026)	(1,026)	(1,015)	(2,041)	(2,052)
Loss on commodity derivative contracts	-	-	-	-	-
Loss on sale of assets	1,085	-	-	1,085	-
Adjusted EBITDA from continuing operations	74,533	48,920	42,031	116,564	123,018

Adjusted EBITDAX from discontinued operations	-	102,606	31,754	31,754	237,149
Adjusted EBITDAX	$74,533	$151,526	$73,785	$148,318	$360,167

We calculate adjusted EBITDA from continuing operations as earnings before net interest expense and other, taxes and depreciation and amortization. Adjusted EBITDAX is adjusted EBITDA plus the earnings of our former oil and gas business before net interest expense and other, taxes, depreciation and amortization and exploration expenses. These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company's operating performance without regard to items which can vary substantially from company to company and help investors meaningfully compare our results from period to period. Adjusted EBITDA and EBITDAX should not be considered in isolation or as a substitute for, but instead is supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions which are excluded.